Exhibit 32.1

Certification Required Under Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned hereby certifies that, to the best of his knowledge, based upon his review of the Annual Report on Form 10-KSB for the year ended April 30, 2005, of Miller Industries, Inc. (the "Report"), that:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and
(ii)	the information contained in the Report fairly presents in all material respects the financial condition and results of operations of the Registrant as of and for the periods presented in the Report.

Date: August 30, 2005	/s/ Angelo Napolitano
Angelo Napolitano Chief Executive Officer And Chief Financial Officer